Exhibit 99.1

DECISIONPOINT SYSTEMS REPORTS RESULTS FOR THIRD QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2014;

ADJUSTED EBITDA UP YEAR-OVER-YEAR FOR Q3 AND 9 MONTH PERIODS

ANNOUNCES NEW CHAIRMAN AND INTERIM CEO

IRVINE, CA (November 11, 2014) … DecisionPoint™ Systems, Inc. (OTCQB: DPSI; DPSID), a leading provider and integrator of Enterprise Mobility, Wireless Applications and RFID solutions, today reported financial results for the third quarter and nine months ended September 30, 2014. The Company also announced that Robert Schroeder has been elected Chairman of the Board of Directors, and that Director James F. DeSocio will serve as Interim CEO, pending the selection of a new CEO pursuant to an executive search currently being conducted.

Management

Mr. Schroeder, previously designated interim Chairman, was elected Chairman by the Board subsequent to the annual meeting of stockholders. Mr. DeSocio agreed to serve as Interim CEO, bringing 20 years of enterprise software sales experience to the position. Brief biographies of both Mr. Schroeder and Mr. DeSocio are appended to this news release.

Mr. Schroeder commented, “Some significant changes occurred during the third quarter at DecisionPoint, most notably the departure of the former CEO, and the election of new Directors who bring a wealth of experience and accomplishments to the Company.”

“DecisionPoint is fortunate to have Jim DeSocio on our board and serve as our interim CEO. We intend to strengthen DecisionPoint, by bringing in a CEO who will drive revenue in enterprise mobility, wireless applications and RFID technology. We also intend to bolster the balance sheet, increase cash generation, and put the Company back on the growth track it was on prior to the third quarter. As we work towards these goals, Jim is ideally suited to take interim leadership of the Company, and I look forward to working with him, and with the entire new Board. Taglich Brothers has made a commitment to DecisionPoint, and as major shareholders, that commitment is important to DecisionPoint’s future.”

Mr. Schroeder said that although the decision has been made not to accompany the third-quarter results with the traditional conference call, the Company intends to resume conference calls with webcasts when a permanent CEO is in place.

Results

Financial Highlights

•	Third consecutive quarter of positive Adjusted EBITDA, an improvement of $500,000 from the third quarter of 2014 compared to the third quarter of 2013
•	Nine month Adjusted EBITDA up $3.0 million year over year
•	Debt lower by $0.9 million than at December 31, 2013

Revenues for the third quarter were $14.1 million with a net loss of $563,000, compared to revenues of $17.6 million in the third quarter of 2013 with a net loss of $167,000. On an EPS basis, the loss per share was $0.07, compared to a $0.04 loss per share in the third quarter of 2013. Adjusted EBITDA (a non-GAAP measurement that management uses to measure progress) was $459,000 for the quarter ended September 30, 2014, almost $500,000 higher than the negative $40,000 in the third quarter of 2013.

For the nine months ended September 30, 2014, the strength of the first six months brought the period to a net gain in revenues, reporting $47.4 million versus $46.1 million for the same period last year. The net loss for the nine months ended September 30, 2014 was $700,000, a strong improvement over the loss of $3.4 million for the same period last year. On an EPS basis, the loss per share was $0.14, compared to a $0.44 loss per share for the nine months ended September 30, 2013. Adjusted EBITDA was $1.8 million for the nine-month period this year, compared to a negative $1.2 million for the same period in 2013, an increase of $3.0 million.

SG&A expense in the third quarter of 2014 declined by $1.5 million to $3.0 million, compared to $4.5 million in the third quarter of 2013. For the nine months ended September 30, 2014, SG&A expenses declined by $3.8 million, or 27% over the prior year’s comparable period. We continue to see the benefits of the restructuring and other cost saving initiatives undertaken in late 2013 and 2014.

The Company ended the third quarter of 2014 with $1.5 million in cash, compared to $641,000 at December 31, 2013. Current debt was $878,000, down from $1.5 million at December 31, 2013 and long term debt was $1.7 million, also down from $2.0 million at December 31, 2013. Net cash provided by operations during the first nine months of 2014 was $2.2 million, versus a cash burn during the same period last year of $2.2 million, for a total improvement of $4.4 million.

Mr DeSocio commented, “DecisionPoint has the products and services to improve productivity of employees across the enterprise. The products have been workplace-tested and proven by large and well-known companies across a wide spectrum of industrial segments. I believe that the Company has the right products, the right people, and the right prospects to be a much larger and prosperous company. I look forward to working with the DecisionPoint team.”

CFO Michael Roe commented, “We continue to keep an eye on expenses, and to use our internal cash flow to pay down debt. In the third quarter of 2014, SG&A expenses continued to trend downward by $400,000 from the second quarter. I look forward to working with Jim DeSocio as interim CEO, whose years of experience will be a huge advantage for DecisionPoint.”

Robert Schroeder, Director Chairman

Mr. Schroeder was elected to the Board of Directors of the Company on November 18, 2013. He is Vice President of Investment Banking at Taglich Brothers, Inc. and specializes in advisory services and capital raising for small public and private companies. Mr. Schroeder has also served at Taglich Brothers as Senior Equity Analyst publishing sell-side research on publicly traded companies. Mr. Schroeder has been with Taglich since 1993. Prior to joining Taglich, Mr. Schroeder served in various positions in the brokerage and public accounting industries. Mr. Schroeder received a B.S. degree in accounting and economics from New York University. He currently serves on the board of directors of Air Industries Group, a publicly traded manufacturer of aerospace parts and assemblies. He also currently serves on the board of publicly traded Intellinetics, Inc., a provider of cloud-based enterprise content management solutions. He became interim Chairman of the Board of DecisionPoint as of the close of business on October 3, 2014.

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James F. DeSocio, Interim CEO

Mr. DeSocio became a director as of the close of business on October 3, 2014. He has more than 20 years of international enterprise software sales experience. As Executive Vice President of Field Operations at XRS Corporation, he was responsible for enterprise license revenue, professional services sales and implementation and business development and partner programs. During his tenure, XRS successfully launched its new enterprise Fleet Management software, XRS (the product), and sold to and implemented product and service offerings for hundreds of new customers. Prior to XRS, Mr. DeSocio served as Executive Vice President of Global Sales and Business Development at Antenna Software. From Dec 2007 through June 2012, Mr. DeSocio grew Antenna’s annual bookings fourfold. Mr. DeSocio also served as Chief Executive Officer of Riskclick Inc., a venture-funded startup focused on developing a cloud-based underwriting solution for the property and casualty insurance market. Over a three-year period, Mr. DeSocio raised an $8 million round of funding, solidified the company product and customer bases and in July 2007 led the sale of Riskclick to Skywire Software, which was subsequently sold to Oracle in June 2008. Mr. DeSocio has also held various roles with Lawson, now Infor, over a twelve-year period, including Executive Vice President of Worldwide Field Operations, in which role he was responsible for all company revenue, and leader of its successful IPO. Mr. DeSocio holds a business administration degree from Rutgers University.

About DecisionPoint™ Systems, Inc.

DecisionPoint Systems, Inc. delivers improved productivity and operational advantages to its clients by helping them move their business decision points closer to their customers.  They do this by making enterprise software applications accessible to the front-line worker anytime, anywhere.  DecisionPoint utilizes all the latest wireless, mobility, and RFID technologies.

For more information about DecisionPoint Systems, Inc., visit www.decisionpt.com.

Forward-Looking Statements

Except for historical information contained herein, the statements in this news release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Act of 1995.  Forward-looking statements involve known and unknown risks and uncertainties, which may cause a company's actual results, performance and achievements in the future to differ materially from forecasted results, performance, and achievements.  Known risks and uncertainties are described in the Company's periodic filings with the Securities and Exchange Commission.  The Company undertakes no obligation to publicly release the results of any revisions to its forward-looking statements to reflect events or circumstances after the date hereof, including without limitation unanticipated events or changes in the Company's plans or expectations.

Contacts:

DecisionPoint Systems, Inc.

Michael Roe

Chief Financial Officer

(949) 465-0065

Allen & Caron, Inc.

Rudy Barrio (investors)

r.barrio@allencaron.com

(212) 691-8087

Len Hall (media)

len@allencaron.com

(949) 474-4300

-FINANCIAL TABLES FOLLOW-

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DECISIONPOINT SYSTEMS, INC.

Unaudited Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)

	September 30,	December 31,
	2014	2013
ASSETS
Current assets
Cash	$1,471	$641
Accounts receivable, net	6,860	10,504
Due from related party	-	188
Inventory, net	642	1,533
Deferred costs	3,667	3,809
Deferred tax assets	47	49
Prepaid expenses and other current assets	463	188
Total current assets	13,150	16,912
Property and equipment, net	137	136
Other assets, net	131	165
Deferred costs, net of current portion	1,406	1,807
Goodwill	8,295	8,395
Intangible assets, net	2,523	3,907
Total assets	$25,642	$31,322
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable	$7,910	$9,774
Accrued expenses and other current liabilities	3,658	2,976
Lines of credit	4,046	3,883
Current portion of debt	878	1,474
Due to related parties	152	77
Accrued earn out consideration	90	319
Warrant liability	549	803
Unearned revenue	5,824	7,481
Total current liabilities	23,107	26,787
Long term liabilities
Unearned revenue, net of current portion	2,037	2,481
Debt, net of current portion and discount	1,655	1,961
Accrued earn out consideration, net of current portion	-	149
Deferred tax liabilities	703	740
Other long term liabilities	66	77
Total liabilities	27,568	32,195
Commitments, contingencies, and subsequent events	-	-
	-	-
STOCKHOLDERS' DEFICIT
Cumulative Convertible Preferred stock, $0.001 par value, 10,000,000 shares authorized, 1,547,845 and 1,514,155 shares issued and outstanding, including cumulative and imputed preferred dividends of $2,208 and $1,956, and with a liquidation preference of $13,614 and $13,232 at September 30, 2014
and December 31, 2013, respectively	12,735	12,193
Common stock, $0.001 par value, 100,000,000 shares authorized,
12,883,446 issued and 12,729,563 outstanding as of September 30, 2014,
and as of December 31, 2013	13	13
Additional paid-in capital	17,248	17,231
Treasury stock, 153,883 shares of common stock	(205)	(205)
Accumulated deficit	(31,173)	(29,475)
Unearned ESOP shares	(520)	(629)
Accumulated other comprehensive loss	(24)	(1)
Total stockholders’ deficit	(1,926)	(873)
Total liabilities and stockholders' deficit	$25,642	$31,322

4

DECISIONPOINT SYSTEMS, INC.

Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net sales	$14,143	$17,575	$47,365	$46,067

Cost of sales	11,123	14,113	36,989	36,216

Gross profit	3,020	3,462	10,376	9,851

Selling, general and administrative expense	3,028	4,485	10,161	13,981
Adjustment to earn-out obligations	-	(820)	-	(820)

Operating income (loss)	(8)	(203)	215	(3,310)

Other (income) expense, net:
Interest expense	229	241	658	723
Fair market value adjustment of warrant liabilities	(88)	(166)	(254)	(166)
Other (income) expense, net	17	(2)	(12)	(16)
Total other expense, net	158	73	392	541

Net loss before income taxes	(166)	(276)	(177)	(3,851)

Provision (benefit) for income taxes	397	(109)	519	(466)

Net loss	(563)	(167)	(696)	(3,385)

Cumulative and imputed dividends on Series A and B preferred stock	(27)	(27)	(81)	(81)
Cash and imputed dividends on Series D and E preferred stock	(307)	(196)	(921)	(580)

Net loss attributable to common shareholders	$(897)	$(390)	$(1,698)	$(4,046)

Net loss per share -
Basic and diluted	$(0.07)	$(0.04)	$(0.14)	$(0.44)

Weighted average shares outstanding -
Basic and diluted	12,369,840	10,019,109	12,342,371	9,117,969

Comprehensive loss	$(561)	$(166)	$(719)	$(3,383)

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DECISIONPOINT SYSTEMS, INC.

Unaudited Condensed Consolidated Statements of Cash Flows

(In thousands)

	Nine Months ended September 30,
	2014	2013
Cash flows from operating activities:
Net loss	$(696)	$(3,385)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Depreciation and amortization	1,331	1,497
Amortization of deferred financing costs and note discount	117	140
Employee and Director stock-based compensation	89	31
Acquisition earn-out adjustment	-	(820)
Change in fair value of warrants	(254)	(166)
ESOP compensation expense	37	79
Allowance for doubtful accounts	(30)	56
Loss on disposal of property and equipment	2	13
Deferred taxes. net	(9)	(5)
Changes in operating assets and liabilities:
Accounts receivable	3,669	(468)
Due from related party	184	-
Inventory, net	891	(107)
Deferred costs	543	496
Prepaid expenses and other current assets	(251)	(578)
Other assets, net	11	5
Accounts payable	(1,854)	1,961
Accrued expenses and other current liabilities	447	106
Due to related parties	69	158
Unearned revenue	(2,085)	(1,163)
Net cash provided by (used in) operating activities	2,211	(2,150)

Cash flows from investing activities
Purchases of property and equipment	(42)	(33)
Net cash used in investing activities	(42)	(33)

Cash flows from financing activities
Borrowings from lines of credit, net	165	817
Proceeds from issuance of term debt	-	1,000
Repayment of debt	(819)	(1,552)
Paid financing costs	(100)	(119)
Dividends paid	(499)	(296)
Payments for contingent aquisition liability	(84)	-
Common stock issued in private placement, net of costs	-	1,502
Net cash (used in) provided by financing activities	(1,337)	1,352
Effect on cash of foreign currency translation	(2)	(2)
Net increase (decrease) in cash	830	(833)
Cash at beginning of period	641	1,103
Cash at end of period	$1,471	$270
Supplemental disclosures of cash flow information:
Interest paid	$634	$705
Income taxes paid	32	234
Supplemental disclosure of non-cash financing activities:
Accrued and imputed dividends on preferred stock	$1,002	$661
Warrants issued in connection with common stock private placement	-	1,099

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Non-GAAP Financial Measures:

To supplement the Company’s consolidated financial statements presented on a GAAP basis, the Company has provided non-GAAP financial information; namely, earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA. The Company’s management believes adjusted EBITDA provides investors with a better understanding of how the Company’s current results relate to the Company’s historical performance. Management also believes that adjusted EBITDA reflects the essential operating activities of the Company. The non-GAAP financial measures provided are not meant to be considered in isolation or as a substitute for GAAP financials. A reconciliation of non-GAAP financial measures to GAAP measures appears below:

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
EBITDA Calculation:

Net loss	$(563)	$(168)	$(696)	$(3,385)
Depreciation and amortization	434	502	1,331	1,497
Interest expense	229	241	658	723
Income tax provision(benefit)	397	(109)	519	(466)
EBITDA	$497	$466	$1,812	$(1,631)

Adjusted EBITDA Calculation:

EBITDA	$497	$466	$1,812	$(1,631)
Stock compensation	39	11	89	31
ESOP compensation	11	27	37	79
Deferred taxes	-	-	(9)	(5)
Fair market value adjustment of warrant liability	(88)	(166)	(254)	(166)
Adjustment to earn-out obligations	-	(820)	-	(820)
Restructuring costs	-	-	142	-
Capital raising costs	-	442	-	1,300
Adjusted EBITDA	$459	$(40)	$1,817	$(1,212)